Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.18

EXECUTION VERSION

PRIVATE AND CONFIDENTIAL

June 10, 2021

American Airlines, Inc.

1 Skyview Drive

Fort Worth, Texas 76155

Ladies and Gentlemen:

Vertical Aerospace Group Ltd (registered number 12590994), a limited company created and existing under the laws of England and Wales and having its registered office at 140-142 Kensington Church Street, London, England, W8 4BN (“Seller”), and American Airlines, Inc., a Delaware corporation having its principal office at 1 Skyview Drive, Fort Worth, Texas 76155, United States of America (“Buyer”), are entering into this memorandum of understanding (together with all annexes and appendices hereto, this “MOU”) regarding a potential transaction, based on the terms and conditions set forth in Annex A, involving the sale and delivery of up to 250 VA-X4 (or similar) electric vertical takeoff and landing (“eVTOL”) Initial Aircraft (as defined in Annex A) and up to 100 additional VA-X4 (or similar) eVTOL Option Aircraft (as defined in Annex A), subject to the prior execution and delivery by the Parties of the Purchase Agreement (as defined below) and the satisfaction of certain other conditions precedent (collectively, the “Transaction”). Capitalized terms used in this MOU shall have the meanings ascribed to such terms in Appendix 1 to Annex A. In connection with the foregoing, Buyer and Seller, which are each referred to herein as a “Party” and collectively as the “Parties”, agree as follows:

1.	Purchase of Aircraft. Subject in all respects to the prior execution and delivery by the Parties of a definitive agreement with respect to the Transaction reflecting the terms and conditions attached hereto as Annex A and other mutually agreed terms and conditions (the “Purchase Agreement”), Seller agrees to develop, manufacture, sell and deliver such of the Initial Aircraft and/or Option Aircraft as Buyer shall order; and, subject in all events to the prior satisfaction in full of all of the Conditions Precedent and Buyer’s right to terminate in accordance with the terms and conditions set forth therein, Buyer agrees to pay the Purchase Price for and take delivery of such Initial Aircraft and/or Option Aircraft, in each case in accordance with the terms and conditions of the Purchase Agreement. Buyer and Seller have negotiated the terms and conditions set forth in Annex A as a basis for certain of the terms and conditions of the Purchase Agreement, and the Purchase Agreement (if the Purchase Agreement is executed and delivered by the Parties) will at a minimum reflect the terms and conditions set forth in Annex A, which terms and conditions however are expressly stated to be non-binding and illustrative only.

2.	Termination. This MOU will terminate automatically without any further action by either Party immediately upon the earliest to occur of (i) either Party’s delivery of written notice, deliverable at such Party’s sole and absolute discretion, to the other Party at any time after the date of closing of the 2021 PIPE Transaction but prior to the execution and delivery of the Purchase Agreement, (ii) the date, if any, upon which both Parties have executed and delivered the Purchase Agreement, (iii) the date on which any material litigation is commenced or injunction is filed against Seller or any of its Affiliates that relates in any manner to Intellectual Property, technology or design of the Aircraft and which has a reasonable prospect of success as determined by an independent third-party law firm selected by Buyer in its sole discretion, and (iv) July 1, 2022. “2021 PIPE Transaction” means that certain 2021 private investor in public equity (PIPE) transaction of Vertical Aerospace Ltd., a Cayman Islands exempted company and an Affiliate of Seller, as such transaction was communicated and described to Buyer by Seller and its representatives prior to the date of this MOU.

3.	Confidentiality. The existence and the terms of this MOU, and any other documents or data exchanged or disclosed (including without limitation by a Party providing the other Party access to its facilities) at any time between Buyer and Seller in connection with the Transaction and/or this MOU, will be treated by both Parties (including without limitation their Affiliates, directors, officers, employees, agents, advisors, consultants and other representatives) as ‘Confidential Information’ under that certain Mutual Non-Disclosure Agreement between Buyer and Vertical Aerospace Ltd. (company number 08330792), dated as of March 24, 2021 (the “NDA”); provided, however, that the Parties hereby acknowledge and agree that, for the purposes of this MOU, (a) the second sentence of Section 11 of the NDA will be disregarded and (b) the reference to “for a period of two years” in the first sentence of Section 11 of the NDA will be deemed to be amended to refer instead to “until the later to occur of (i) the second anniversary of the Effective Date and (ii) the termination of that certain memorandum of understanding, dated as of June 10, 2021, between Vertical and American”. Seller acknowledges that it is an ‘Affiliate’ of Vertical Aerospace Ltd (company number 08330792) for the purposes of the NDA.

4.	Public Communication. Neither Seller nor Buyer, nor any of their respective Affiliates, will issue any public or general marketing communication or any other public announcement or public disclosure (in each case, whether by means of press release, social media, regulatory filing or any other means) concerning, in whole or in part, (a) the terms of or obligations under this MOU or (b) the existence of this MOU, in each case without the prior written approval of the other Party; provided, however, that nothing in this MOU is intended to or shall restrict Buyer, Seller or any of their respective Affiliates from complying with disclosure requirements applicable to it under applicable Law, stock exchange regulation or collective bargaining agreement, it being understood, however, that in the event of any such required disclosure by any Party or their Affiliates described in this paragraph, such Party shall (or shall cause its Affiliate to, as applicable) (i) comply with the terms of this MOU to the maximum extent permitted under applicable Law, stock exchange regulation, or collective bargaining agreement, (ii) consider in good faith the other Party’s suggestions regarding the content, scope and nature of the information to be disclosed, and (iii) seek confidential treatment of the information disclosed as may be requested by the other Party or as otherwise appropriate. Notwithstanding anything to the contrary in the foregoing, Seller or an Affiliate of Seller, as applicable, shall provide to Buyer copies of all proposed communications, press releases, disclosures, social media posts, announcements and the like (including without limitation in connection with the 2021 PIPE Transaction (as defined below) or the Business Combination (as such term is defined in the Subscription Agreement)) that either reference the name of the Buyer or discuss the commercial arrangements entered into between the Seller and the Buyer that Seller or such Affiliate desires to issue, and all disclosures required by applicable Law, stock exchange regulation or collective bargaining agreement, in each case for Buyer’s review and approval as applicable as far in advance of disclosure as is reasonably practicable, and shall consider in good faith all reasonable suggestions or limitations proposed by Buyer in connection therewith.

5.	Type Certification Process. The Parties acknowledge that as of the date of this MOU, Seller is in the process of obtaining Type Certificates with respect to the Aircraft from certain Aviation Authorities. Prior to the time at which a Type Certificate has been obtained by Seller for each applicable type of Aircraft from such Aviation Authority, (a) Seller shall provide regular written updates (not less frequently than quarterly) to Buyer regarding the Type Certificate process, and (b) Seller shall promptly notify Buyer in writing following any material update, impediment, or change to the Type Certificate process, together with a description thereof.

6.	Costs and Expenses. Each Party shall be responsible for and pay its own costs and expenses (including without limitation, travel and costs and expenses incurred for legal counsel, accountants, brokers and other advisors), arising out of or in connection with this MOU and the Transaction, except to the extent superseded by the Purchase Agreement.

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7.	Intellectual Property. Any Intellectual Property provided by Buyer to Seller in connection with this MOU, the Purchase Agreement or the Transaction shall, as between the Parties, remain the sole and exclusive property of Buyer and may be used by Seller only for the purpose of implementing the Purchase Agreement. No other use rights or licenses in or under such Intellectual Property are granted, whether by implication, estoppel or otherwise. Without limiting the generality of the foregoing, neither Party shall use the other Party’s Marks unless the other Party has expressly granted it a license under the applicable Marks in a separate written agreement setting out the agreed scope, duration, and other terms applicable to such use. For clarity, the Parties confirm that this MOU does not grant a license under either Party’s Marks.

8.	Limitations of Liability. OTHER THAN (A) ANY SUCH DAMAGES ACTUALLY SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS OF THIS MOU AND (B) AS OTHERWISE SPECIFIED IN THIS PARAGRAPH 8, NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WITHOUT LIMITATION WARRANTY), TORT (INCLUDING WITHOUT LIMITATION ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR PRODUCT LIABILITY) OR OTHERWISE, TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, OR FOR ANY LOSS OF USE, REVENUE OR PROFIT, SUFFERED OR INCURRED BY SUCH OTHER PARTY ARISING OUT OF EITHER SUCH PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS MOU; PROVIDED, HOWEVER, THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY IN THIS Paragraph 8 SHALL NOT APPLY TO ANY LOSSES, LIABILITIES OR CLAIMS ARISING OUT OF (W) SUCH BREACHING PARTY’S (OR SUCH BREACHING PARTY’S EMPLOYEE’S OR CONTRACTOR’S) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (X) a Party’s indemnity obligations hereunder, (Y) a breach of a Party’s obligations with respect to the other Party’s Confidential Information, or (Z) a Party’s infringement or unauthorized use of the other Party’s Marks. Moreover, and notwithstanding anything to the contrary in this MOU, nothing in this Paragraph 8 shall be construed to limit either Party’s right to equitable relief.

9.	Entire Agreement. This MOU constitutes a statement of the Parties’ intent with respect to the subject matter hereof and supersedes any understandings, commitments or representations whatsoever, whether oral or written, as between the Parties with respect thereto.

10.	Amendment or Modification. This MOU may not be amended except by an instrument in writing of even date herewith or subsequent hereto executed by both Parties.

11.	No Joint Venture; No Partnership. The Parties acknowledge and agree that this MOU is not intended to, and does not, create any type of partnership, joint venture or relationship of principal and agent between them, or grant either Party the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of or on behalf of the other Party.

12.	Nature of Agreement. It is understood and agreed that, notwithstanding anything to the contrary in this MOU, (a) additional material matters regarding the Transaction that are not addressed in Annex A will be set forth in the Purchase Agreement (if the Purchase Agreement is executed and delivered by the Parties), (b) Annex A does not constitute a binding and enforceable agreement with respect to the Transaction, and (c) Buyer shall have no obligation to purchase any aircraft unless and until the Purchase Agreement is executed and delivered by the Parties, and then only subject to and in accordance with the terms and conditions of the Purchase Agreement.

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13.	Effect of Termination. The following provisions of this MOU and the applicable liabilities and obligations thereunder will survive the termination of this MOU: Paragraphs 3 (Confidentiality); 4 (Public Communication); 6 (Costs and Expenses); 7 (Intellectual Property); 8 (Limitations of Liability); 11 (No Joint Venture; No Partnership); and 14 (Governing Law; Venue; Jury Waiver). Except as set forth in the immediately preceding sentence, upon the termination of this MOU, the Parties shall have no further obligation or liability, whether in contract, tort or otherwise, in respect of this MOU.

14.	Governing Law; Venue; Jury Waiver. THIS MOU AND THE AGREEMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND THE PERFORMANCE HEREOF AND THEREOF WILL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS.

Any suit, action or proceeding against either of the Parties with respect to OR ARISING OUT OF this MOU or in respect of any judgment entered by any court in respect thereof shall be brought in either (i) courts of the State of Texas, or (ii) the United States District Court for the Northern District of Texas, Fort Worth Division, in each case located in Tarrant County, Texas, and each Party submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any SUCH suit, action or proceeding brought in the above mentioned courts in Tarrant County and hereby irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

EACH OF THE PARTIES IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MOU OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR OMISSIONS OF EITHER PARTY RELATING TO THIS MOU.

15.	Counterparts. This MOU may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which counterparts will together constitute one and the same MOU.

[Signature Page Follows.]

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This MOU is executed as of the date first written above.

Vertical Aerospace Group Ltd

By:	/s/
Title: Director

AMERICAN AIRLINES, INC.

By:	/s/
Title: CFO

ANNEX A

INDICATIVE TERM SHEET

1	SCOPE

This Annex A sets forth certain terms and conditions intended by the Parties to be memorialized in a definitive agreement related to the development, manufacturing, sale and delivery by Seller of the Confirmed Aircraft, and, subject in all events to the prior satisfaction in full of all of the Conditions Precedent, the payment of the Purchase Price for and acceptance of delivery of the Confirmed Aircraft by Buyer. For the avoidance of doubt, the terms and conditions set forth in this Annex A shall not be binding on either Party unless and until the Parties enter into a definitive Purchase Agreement reflecting such terms and conditions (as such terms and conditions may be revised per mutual agreement by the Parties). All references in this Annex A to “$” or “dollars” will refer to U.S. Dollars. Capitalized terms used in this Annex A shall have the meanings ascribed to such terms in Appendix 1 to this Annex A.

The Purchase Agreement will set forth in greater detail the type and number of Aircraft (including both Initial Aircraft and Option Aircraft) involved in the Transaction.

2	Conditions Precedent

The Purchase Agreement will provide that, notwithstanding anything to the contrary therein, Buyer’s payment and purchase obligations shall be subject in all events to the satisfaction in full of, at a minimum, the following “Conditions Precedent”:

(i)	there is no uncured breach by Seller or any of its Affiliates, as applicable, under any of the Transaction Documents;

(ii)	Buyer and Seller have reached full agreement (in each Party’s sole discretion) in writing on all terms identified expressly in the Purchase Agreement as being subject to further determination and negotiation by the Parties;

(iii)	there are no regulatory impediments (including without limitation in respect of EASA, FAA and CAA certification of the Aircraft) or other impediments under Law to the full operability of the Aircraft for commercial revenue service flight operations or to the ability of the parties to consummate the transactions contemplated by the Purchase Agreement;

(iv)	Buyer’s board of directors or other relevant authority has approved the transactions contemplated by the Purchase Agreement; and

(v)	such other conditions precedent as may be mutually agreed between the Parties.

3	SPECIFICATION

The Purchase Agreement will provide that each Aircraft will (i) be manufactured as an electrically powered commercial passenger aircraft, (ii) conform with all applicable Type Certificates, (iii) be certificated in accordance applicable regulations promulgated by applicable Aviation Authorities, and all other certification requirements, (iv) be configured as per the Detailed Specifications, and (v) incorporate all optional equipment and Buyer-furnished equipment selected by Buyer with respect to such Aircraft.

Annex A - 6

4	CERTIFICATION and Compliance

4.1	Compliance. The Purchase Agreement will provide that at the time of Delivery, the Aircraft will strictly comply in all respects with all Laws and shall be certified by the FAA, the CAA, the EASA, and any other applicable Aviation Authority.

4.2	Pre-Delivery Operation. Seller shall not operate, or permit to be operated, any of the Aircraft before Delivery to Buyer except as expressly permitted in the Purchase Agreement.

5	DELIVERY and Acceptance

The Purchase Agreement will set forth a framework for delivery by Seller and acceptance by Buyer of the Confirmed Aircraft.

6	PRICING and Payments

6.1	Base Price. Subject to the [***] provision of the Purchase Agreement, the base price for each Confirmed Aircraft manufactured in accordance with the Detailed Specifications, including [***] the airframe and all propulsion systems, battery packs, equipment, parts, software and technical data necessary to fully operate each Confirmed Aircraft at the time of acceptance thereof [***] (the “Base Price”) per Confirmed Aircraft.

6.2	Taxes. The Purchase Agreement will set forth an allocation between Buyer and Seller of responsibility for Taxes levied in connection with the Transaction.

7	[***]

The Purchase Agreement will provide for a [***] provision to the benefit of [***] that will [***] (or any supplement to or amendment, restatement, variation, or replacement of such agreement or arrangement, as the case may be) to which [***] is or becomes a party and covering [***].

8	[***] PAYMENTS

Subject in all events to the prior satisfaction in full of all of the Conditions Precedent, Buyer shall pay [***] to Seller solely with respect to [***] following [***].

9	[***]

[***]

10	[***]

10.1	[***] Subject to limitations to be set forth in the Purchase Agreement, if Seller develops and makes available for sale [***], then Buyer will have the right to [***], on terms and conditions to be set forth in the Purchase Agreement, including with respect to amendments to the [***].

10.2	[***]

The Purchase Agreement will set forth a framework for [***].

Annex A - 7

11	[***] Delay

The Purchase Agreement will set forth definitions for the terms [***], and will further set forth Buyer’s and Seller’s rights and obligations with respect thereto, including without limitation termination rights and liquidated damages.

12	INdemnification and Insurance

12.1	Buyer Indemnification. Customary indemnification provisions will be included.

12.2	Insurance. Each Party’s respective insurance obligations shall be set forth in the Purchase Agreement.

13	RepResentations

The Purchase Agreement will provide for each Party to make representations and warranties, including at a minimum those set forth on Appendix 2 to this Annex A, for the benefit of the other Party and its Affiliates.

14	OPTION AIRCRAFT

At any time from time to time, Buyer shall have the option in its sole discretion to elect [***] to purchase up to an additional 100 Option Aircraft at [***] Base Price as the Initial Aircraft (the “Buyer Option”). The Purchase Agreement will set forth the terms and conditions regarding the exercise of the Buyer Option.

15	SUPPORT

The Purchase Agreement will set forth a comprehensive support and services package of Customer Support Services to be provided by Seller for the Aircraft that will be tailored to Buyer’s specific requirements.

16	Warranties and GUARANTEES

Under the Purchase Agreement, Seller will provide (i) performance guarantees and (ii) warranties, in each case applicable to all Aircraft and, at a minimum, providing for the following guaranteed performance thresholds and specifications, but in no event less beneficial to American than as provided by the Seller to other customers:

(i)	the Aircraft shall be configured for piloted flight;

(ii)	the Aircraft shall accommodate a minimum of four passengers (excluding any pilots);

(iii)	the Aircraft shall be capable of achieving an airspeed of not less than 200 miles per hour;

(iv)	the Aircraft shall be capable of achieving not less than 100 miles of continuous flight on a single charge;

(v)	the Aircraft shall have a payload capacity of not less than 450 kilograms in a piloted configuration;

(vi)	the Aircraft shall be fully operable solely on electrical power; and

Annex A - 8

(vii)	the Aircraft shall produce no more than (i) 45 decibels of noise at an agreed cruising speed, and (ii) 75 decibels of noise while hovering.

17	Termination

17.1	Events of Default. Buyer Events of Default and Seller Events of Default shall each be set forth in the Purchase Agreement. Subject to the terms and conditions to be set forth in the Purchase Agreement, upon the occurrence of either a Buyer Event of Default or a Seller Event of Default that remains uncured following the applicable cure period, the non-defaulting Party shall have (i) the right to immediately terminate the Purchase Agreement with respect to any or all of the Aircraft by delivering written notice to the defaulting Party, and/or (ii) such other rights as may be set forth in the Purchase Agreement.

17.2	Termination for Convenience. Buyer shall have the right to terminate the Purchase Agreement with respect to any or all of the undelivered Aircraft for any reason or no reason, without penalty or payment of any kind, by delivering written notice to Seller at any time from time to time on or prior to the later to occur of (x) July 1, 2025 and (y) if Seller has provided notice to Buyer of achievement of FAA certification for the Aircraft, 90 days following Buyer’s receipt of such notice and Buyer’s confirmation and agreement that FAA certification of the Aircraft has been achieved.

17.3	Other Termination Rights. The Purchase Agreement will provide for other customary and/or mutually agreed termination rights.

17.4	Effect of Termination. If the Purchase Agreement is terminated in its entirety, then, except for provisions that explicitly survive termination pursuant to the survival provisions of the Purchase Agreement, no Party shall have any further obligation or liability to the other whatsoever with respect to the Purchase Agreement.

18	Assignment

Buyer shall have the right to assign its rights and obligations under the Purchase Agreement (including without limitation, for the avoidance of doubt, with respect to the Seller warranties) to any Permitted Assignee without Seller’s consent; provided that in all cases, the assignment of Buyer’s right to purchase an Aircraft under the Purchase Agreement shall include the right to take title to such Aircraft and any obligation under the Purchase Agreement to pay the balance of the Purchase Price for such Aircraft. Notwithstanding anything to the contrary in the Purchase Agreement, in any circumstance where Seller’s consent is required for the assignment of Buyer’s rights or obligations thereunder, Seller shall not unreasonably withhold, condition or delay its consent.

“Permitted Assignee” means, unless otherwise agreed by Seller and Buyer:

(a) Buyer’s Affiliates;

(b) partner airlines (including without limitation regional carriers, interline partners and alliance partners) and helicopter service providers, in each case to the extent that do operate for Buyer or its Affiliates or are contemplated in good faith to operate for Buyer or its Affiliates;

(c) any Financing Party actually providing, or intending to provide, financing directly or indirectly to Buyer or its Affiliates with respect to the acquisition of one or more Aircraft that are operated, or are contemplated to be operated, for Buyer-coded passengers, including without limitation in connection with any leasing transaction or enhanced equipment trust certificates;

Annex A - 9

(e) any entity that acquires all or substantially all of the commercial air carrier business or assets of Buyer, whether by merger, reorganization, acquisition, sale, or otherwise; or

(f) a trust of which any of Buyer and/or any of the Persons referred to in clauses (a) or (b) above is the 100% beneficial owner.

19	LImitations on LIability

19.1	Exclusion of Consequential and Other Damages. OTHER THAN (I) ANY SUCH DAMAGES ACTUALLY SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS OF The Purchase AGREEMENT AND (II) AS OTHERWISE SPECIFIED IN THIS SECTION, NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WITHOUT LIMITATION WARRANTY), TORT (INCLUDING WITHOUT LIMITATION ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR PRODUCT LIABILITY), OR OTHERWISE TO THE OTHER PARTY, FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, OR FOR ANY LOSS OF USE, REVENUE OR PROFIT, SUFFERED OR INCURRED BY THE OTHER PARTY ARISING OUT OF EITHER SUCH PARTY’S BREACH OF ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT; PROVIDED, HOWEVER, THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY IN THIS SECTION SHALL NOT APPLY TO ANY LOSSES, LIABILITIES OR CLAIMS ARISING OUT OF SUCH BREACHING PARTY’S (OR SUCH BREACHING PARTY’S EMPLOYEE’S OR CONTRACTOR’S) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

19.2	Exceptions. Notwithstanding anything to the contrary, the limitations and exclusions of liability in this Section also shall not apply to any losses, liabilities or claims arising out of (a) a Party’s indemnity obligations under the Purchase Agreement, (b) Seller’s breach of its obligations under the [***], (c) a breach of a Party’s obligations with respect to the other Party’s confidential information, or (d) a Party’s infringement or unauthorized use of the other Party’s Marks.

19.3	Equitable Relief. Notwithstanding anything to the contrary therein, nothing in the Purchase Agreement shall be construed to limit either Party’s right to equitable relief. In particular, each Party acknowledges that the unauthorized disclosure or use of the other Party’s confidential information may cause irreparable harm, the degree of which may be difficult to ascertain. Accordingly, each Party agrees that the disclosing Party may seek an immediate injunction, without posting of bond, enjoining any actual or proposed breach of the Purchase Agreement’s confidentiality obligations by the receiving Party or its recipients, as well as the right to pursue any and all other rights and remedies available at law or in equity for such a breach.

20	MISCELLANEOUS

20.1	General. The Purchase Agreement will set forth further miscellaneous provisions including without limitation waiver/severability, no third-party beneficiaries, no partnership or joint venture, interpretation, amendments, counterparts, costs and expenses, reliance on representations and warranties, etc.

20.2	No License Granted. Any Intellectual Property provided by Buyer to Seller in connection with the Purchase Agreement or the transactions contemplated under the Purchase Agreement shall, as between the Parties, remain the sole and exclusive property of Buyer and may be used only for the purpose of implementing the transactions under the Purchase Agreement (i.e., for Seller’s obligation to fulfill Buyer’s purchase of Aircraft). No other use rights or licenses in or under such Intellectual Property are or shall be granted, whether by implication, estoppel or otherwise. Without limiting the generality of the foregoing, neither Party shall use the other Party’s Marks unless the other Party has expressly granted to such first Party a license under the applicable Marks in a separate written agreement setting out the agreed scope, duration, and other terms applicable to such use.

Annex A - 10

20.3	Set-off Payments. Under the Purchase Agreement, either Party shall be entitled to set off against any payment owed it to the other Party under the Purchase Agreement any undisputed, matured obligation owed by the other Party to it under the Purchase Agreement or otherwise; provided that prior to or contemporaneously with any such set-off, the Party exercising its right of set-off shall give written notice of such action to the other Party; and provided further that the failure to give such notice shall not affect the validity of the set-off. Upon completion of any such set-off, the applicable obligation of the Party exercising its right of set-off shall be extinguished to the extent of the amount so set-off. Each Party further waives any right to assert as a defense to any attempted set-off the requirements of liquidation or mutuality.

20.4	Confidentiality and Public Communication. The Purchase Agreement will provide for confidentiality and public communication terms and conditions no less protective that the provisions applicable to this MOU.

Annex A - 11

APPENDIX 1 to ANNEX A

Definitions

Unless the context otherwise requires, capitalized terms used in this MOU shall have the following meanings:

“2021 PIPE Transaction” has the meaning described in Paragraph 2.

“[***] Payment” means any [***] payment of the Purchase Price for any Option Aircraft [***] of such Aircraft, the amounts and payment schedule of which will be set forth in the Purchase Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Aircraft” means, collectively, the Vertical VA-X4 eVTOL aircraft (or any variant thereof or alternate model selected by Buyer) identified in the Purchase Agreement to be manufactured and sold by Seller and, subject in all events to the prior satisfaction in full of all of the Conditions Precedent, to be purchased by Buyer under the Purchase Agreement, including without limitation [***] included with each such aircraft.

“Allotment Agreement” means the subscription agreement to be entered into by Buyer and Seller dated on or about the date of this MOU.

“Aviation Authority” means any aviation authority in the country of import or registration of an Aircraft.

“Base Price” has the meaning described in Section 6.1 to Annex A.

“Bill of Sale” means a bill of sale of an Aircraft substantially in a form to be attached to the Purchase Agreement.

“Buyer” has the meaning described in the preamble.

“Buyer Event of Default” has the meaning described in the Purchase Agreement.

“Buyer Option” has the meaning described in Section 14 to Annex A.

“CAA” means the United Kingdom Civil Aviation Authority.

“Call Option Agreement” means the Call Option Agreement, to be entered into by Buyer and Vertical Aerospace Ltd. dated on or about the date of this MOU.

“Certificate of Acceptance” means a certificate of acceptance of an Aircraft substantially in a form to be attached the Purchase Agreement.

“Collaboration Agreement” means the Collaboration Agreement anticipated to be entered into by and between Buyer and Seller within 90 days after the date of this MOU.

“Conditions Precedent” has the meaning described in Section 2 to Annex A.

“Confirmed Aircraft” means, collectively, the Initial Aircraft and the Option Aircraft for which Buyer has exercised the Buyer Option.

Annex A - 12

“Customer Support Services” means the services to be provided by Seller to Buyer in connection with the Aircraft, as set forth in the Purchase Agreement.

“Delivery” means, with respect to an Aircraft, the delivery of such Aircraft by Seller to Buyer in accordance with the terms of the Purchase Agreement.

“Detailed Specifications” means those specifications for each Aircraft set forth in the Purchase Agreement.

“EASA” means the European Union Aviation Safety Agency.

“eVTOL” has the meaning described in the preamble.

“[***] Delay” has the meaning described in the Purchase Agreement.

“FAA” means the United States Federal Aviation Administration.

“Financing Party” means any bank, financial institution, leasing company or other Person that may at any time from time to time provide financing for an Aircraft directly or indirectly to Buyer or its Affiliates (including without limitation via a leasing arrangement or an enhanced equipment trust certificate).

“Governmental Authority” means any court, administrative agency, or commission or other federal, state, county, local, or other foreign governmental authority, instrumentality, agency, or commission or other statutory, public, or quasi-public authority at any level (including without limitation central, state, local government or municipal) of the applicable jurisdiction.

“Initial Aircraft” means the initial 250 Aircraft to be sold to Buyer under the Purchase Agreement, as further described in the Purchase Agreement.

“Intellectual Property” means any rights to any patents, patent applications, utility models, rights in designs, Marks, copyrights, rights in software, trade secrets, domain names, mask works, confidential information, proprietary rights and processes, database rights, hull rights, sui generis rights, moral rights, or any other intellectual property, industrial property, or similar rights protected under the Law of any jurisdiction.

“Law” means all applicable federal, state and local laws, rules, orders, directives and regulations, including all rules and regulations of the applicable Governmental Authority.

“Lock-Up Agreement” means the Lock-Up Agreement to be entered into by Buyer and Vertical Aerospace Ltd. dated on or about the date of this MOU in connection with the Share Purchase Agreement.

“Marks” means any trademarks, trade dress, service marks, logos, symbols, acronyms, trade names, corporate names, certification marks, designs or similar branding elements, and any similar rights, including without limitation rights under unfair competition Law (and all registrations and applications to register the same in any jurisdiction).

“MOU” has the meaning described in the preamble.

“NDA” has the meaning described in Paragraph 3.

“[***]Delay” has the meaning to be described in the Purchase Agreement.

“Option Aircraft” means one or more additional Aircraft (not to exceed 100 additional Aircraft) to be sold under the Purchase Agreement to Buyer should Buyer exercise the Buyer Option, as further described in the Purchase Agreement.

“Party” and “Parties” have the meaning described in the preamble.

Annex A - 13

“Permitted Assignee” has the meaning described in Section 18 to Annex A.

“Person” means any natural person, corporation, general partnership, limited partnership, estate, trust, company (including without limitation any limited liability company or joint stock company), firm or other enterprise, association, organization or legal entity.

“Purchase Agreement” has the meaning described in the preamble.

“Purchase Price” means, with respect to a Confirmed Aircraft, (i) the Base Price for such Aircraft, [***].

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by Buyer and Vertical Aerospace Ltd. dated on or about the date of this MOU in connection with the Share Purchase Agreement.

“Seller” has the meaning described in the preamble.

“Seller Event of Default” has the meaning described in the Purchase Agreement.

“Share Purchase Agreement” means the Share Purchase Agreement to be entered into by Buyer and Vertical Aerospace Ltd. dated on or about the date of this MOU regarding the transfer of certain equity interests in Seller for certain equity interests in Vertical Aerospace Ltd.

“Subscription Agreement” means the Subscription Agreement to be entered into by Buyer and Vertical Aerospace Ltd. dated on or about the date of this MOU in connection with the 2021 PIPE Transaction.

“Taxes” means any and all taxes, fees, charges, impositions, or duties and any interest, penalties, fines, or other additions to tax, including without limitation sales, use, value added, gross receipts, goods and services, stamp, customs duties, tariff, property, excise, transfer, withholding and similar taxes imposed by any Governmental Authority including without limitation any interest, additions to tax or penalties applicable thereto.

“Transaction” has the meaning described in the preamble.

“Transaction Documents” means: (a) this MOU; (b) the Purchase Agreement; (c) the Certificate of Acceptance; (d) the Bill of Sale; (e) the Warrant; (f) the Collaboration Agreement; (g) the Subscription Agreement, (h) the Share Purchase Agreement, (i) the Registration Rights Agreement, (j) the Allotment Agreement, (k) the Lock-Up Agreement, (l) the Call Option Agreement, (m) any agreement amending or supplementing any of the foregoing documents; and (n) any agreement or instrument mutually agreed in writing by Seller and Buyer as being a Transaction Document.

“Type Certificate” means a design approval issued by an Aviation Authority for a specific type of Aircraft.

“Warrant” means the Warrant Instrument of Vertical Aerospace Ltd. to be issued and delivered to Buyer upon the closing of the Business Combination (as such term is defined in the Subscription Agreement).

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APPENDIX 2 to ANNEX A

Representations of Buyer and Seller

Each Party represents and warrants to the other Party as follows:

a.	it is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation or organization and has the power and authority to conduct the business which it conducts and/or proposes to conduct; and the constituent and other organizational documents it has provided to the other Party are true, accurate, updated and complete copies of its corporate records;

b.	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action and are within its corporate powers and/or capacity and have been duly authorized by all necessary governmental consents, certificates and approvals (where applicable);

c.	all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents and approvals) in order (i) to enable it to lawfully to enter into, exercise its rights under and perform and comply with its obligations under the Transaction Documents to which it is a party and (ii) to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done;

d.	the Transaction Documents to which it is a party and the obligations contemplated hereunder and thereunder constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof;

e.	its entry into, exercise of its rights under and/or performance of or compliance with its obligations under the Transaction Documents to which it is a party do not and will not violate (i) any Laws to which it is subject, (ii) any provision of its constituent documents or organizational documents or (iii) any separate agreement to which it is a party or which is binding on it;

f.	no liquidator, examiner, receiver or similar officer has been appointed in respect of all or any part of its assets, nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officer or equivalent in any jurisdiction;

g.	no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority that would have a material adverse effect on its ability to observe or perform its obligations under the Transaction Document to which it is a party is in progress, or to its best knowledge, threatened against it; and

h.	no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of it.

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